--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         THE STANDARD REGISTER COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

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

                       P.O. BOX 1167  -  DAYTON, OH 45401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF THE STANDARD REGISTER COMPANY

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of The Standard Register Company which will be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio at 11:00 A.M. Eastern Daylight Savings Time on Wednesday, April 17, 1996.

     The subjects to be considered at this Annual Meeting are:

     (1) To fix the number of directors to be elected at ten;

     (2) To elect ten Directors;

     (3) To adopt The Standard Register Company 1995 Stock Option Plan;

     (4) To select and retain Battelle & Battelle, Certified Public Accountants, as the Company's auditors for the year 1996; and

to transact any other business that may properly come before the meeting.

     The Board of Directors has fixed the close of business on February 23, 1996, as the record date for determining the shareholders entitled to vote at the Annual Meeting.

     As part of the meeting, we will discuss the Company's 1995 operations and our plans for the future. Board members and officers of the Company will be available to discuss the Company's business with you.

                                           Rebecca H. Appenzeller
                                           Secretary

Dayton, Ohio
March 22, 1996

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

                                       INDEX

                                                                                           PAGE
                                                                                           ----
                                                                            GENERAL MATTERS
  1. Solicitation and Revocation of Proxies................................................   1
  2. Shareholder Proposals for 1997 Annual Meeting.........................................   2
                                                    VOTING SECURITIES AND PRINCIPAL HOLDERS
  3. Owners of More than 5% of the Shares of the Company...................................   2
  4. Security Ownership of Directors, Nominees and Executive Officer.......................   3
                                                                                  PROPOSALS
  5. Proposal 1:  Fixing the Number of Directors at Ten....................................   4
  6. Proposal 2:  Election of Directors....................................................   4
                  Nominees.................................................................   5
                  Board Committees.........................................................   5
                  Board Compensation.......................................................   6
  7. Proposal 3:  Adoption of The Standard Register Company 1995 Stock Option Plan.........   6
  8. Proposal 4:  Selection of Auditors....................................................   7
                                                                     EXECUTIVE COMPENSATION
  9. Executive Compensation Report of the Compensation Committee...........................   7
 10. Summary Compensation Table............................................................   9
 11. Retirement Plans......................................................................   9
 12. Retirement Plan Tables 1, 2 and 3.....................................................  10
 13. Stock Option Tables...................................................................  11
 14. Named Executive Officers..............................................................  11
                                                                      CORPORATE PERFORMANCE
 15. Performance Graph.....................................................................  11
                                                                              OTHER MATTERS
 16. Solicitation Expenses.................................................................  12
                           APPENDIX A: THE STANDARD REGISTER COMPANY 1995 STOCK OPTION PLAN

                         THE STANDARD REGISTER COMPANY

--------------------------------------------------------------------------------

                                PROXY STATEMENT

                                      FOR

                                 ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

--------------------------------------------------------------------------------

                          PRINCIPAL EXECUTIVE OFFICES:
                               600 ALBANY STREET
                               DAYTON, OHIO 45408
                                 (513) 443-1000

                          Mailing Date: March 22, 1996

--------------------------------------------------------------------------------

This Proxy Statement accompanies the Notice of Annual Meeting of Shareholders of The Standard Register Company, an Ohio corporation, to be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio, on Wednesday, April 17, 1996, at 11:00 A.M.

                                GENERAL MATTERS

1. SOLICITATION AND REVOCATION OF PROXIES

THE PROXIES ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Properly executed proxies received in time to be voted at the Annual Meeting, or any adjournments thereof, will be voted according to the instructions indicated on the proxies unless the proxies have been revoked. If no choice is specified, the shares will be voted as recommended by the Board of Directors. Proxies may be revoked by giving a later dated proxy to the Company or by giving notice of revocation to the Company in writing or orally at the Annual Meeting. The presence of a shareholder at the Annual Meeting will not, by itself, revoke a proxy. The proxies solicited on behalf of the Board of Directors of the Company contain the authority to vote the shares of stock cumulatively in the election of directors to the Company's Board of Directors at the Annual Meeting.

2. SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Any proposal of a shareholder intended for inclusion in the Company's Proxy Statement and form of proxy for the 1997 Annual Meeting of the Company, to be held on April 16, 1997, must be received by the Corporate Secretary of the Company on or before November 25, 1996, at its principal executive offices at 600 Albany Street, Dayton, Ohio 45408.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

Shareholders of record at the close of business February 23, 1996, are entitled to notice of and to vote at the Annual Meeting. At that date, the Company had outstanding 23,969,867 shares of Common Stock (each share having one vote) and 4,725,000 shares of Class A Stock (each share having five votes).

  All properly cast votes, in person or by proxy, will be counted for purposes of the issues to be voted on at the Annual Meeting. Abstentions and broker non-votes will not be counted and therefore will have no impact on any matter voted upon, except that an abstention on the Stock Option Plan Proposal will have the effect of a vote against that Proposal.

3. OWNERS OF MORE THAN 5% OF THE SHARES OF THE COMPANY

On February 23, 1996, the following persons owned of record or beneficially, as trustees or beneficiaries, more than five percent (5%) of any class of equity security of the Company (each share of Class A Stock carries five votes and each share of Common Stock carries one vote):

         NAME AND                                                      PERCENT OF
        ADDRESS OF                                                      COMBINED
        BENEFICIAL                           NUMBER       PERCENT        VOTING
          OWNERS                 CLASS      OF SHARES     OF CLASS       POWER
---------------------------------------------------------------------------------
PAUL H. GRANZOW, (1)           Class A      2,516,856       53.27
JAMES L. SHERMAN               Common       5,810,508       24.24         38.65
and CHARLES F.
SHERMAN, TRUSTEES
50 E. Third St.,
Dayton, OH 45402
WILLIAM P. SHERMAN (2)         Class A       359,551         7.61
50 East Third St.              Common        878,187         3.66          5.62
Dayton, OH 45402
MARY C. NUSHAWG (2)            Class A       359,551         7.61
50 East Third St.              Common        842,996         3.51          5.55
Dayton, OH 45402
JAMES L. SHERMAN (2)           Class A       359,551         7.61
50 East Third St.              Common        908,740         3.79          5.69
Dayton, OH 45402
ROBERT N. SHERMAN (2)          Class A       359,551         7.61
50 East Third St.              Common        878,061         3.66          5.62
Dayton, OH 45402
CHARLES F. SHERMAN (2)         Class A       359,551         7.61
50 East Third St.              Common        880,341         3.67          5.63
Dayton, OH 45402
PATRICIA L. BEGLEY (2)         Class A       359,550         7.61
50 East Third St.              Common        830,073         3.46          5.52
Dayton, OH 45402
THE FIFTH THIRD BANK, (3)      Class A      1,081,392       22.89
TRUSTEE                        Common       2,595,312       10.83         16.81
Cincinnati, Ohio 45202
THE FIFTH THIRD BANK, (4)      Class A      1,071,624       22.68
TRUSTEE                        Common       2,571,912       10.73         16.66
Cincinnati, OH 45202
QUEST ADVISORY CORP. (5)       Common       1,290,610        5.38          2.71
New York, NY 10019

--------------------------------------------------------------------------------

(1) Paul H. Granzow, James L. Sherman and Charles F. Sherman, the Trustees under the Last Will and Testament of John Q. Sherman, deceased, hold the voting securities in separate equal trusts for each of the six surviving children and heirs of the deceased children of John Q. Sherman, deceased, each of whom is a life beneficiary of his or her respective trust. The Trustees share voting and investment power for the securities in the trusts. The Will of John Q. Sherman requires the Trustees give each beneficiary who is a child of J. Q. Sherman, upon his or her request, a proxy authorizing the beneficiary to vote the shares held in his or her respective trust. A grandchild of J. Q. Sherman is not entitled to vote the shares held in Trust.

(2) None of the persons who are beneficiaries of the above trusts owns in his or her own name more than 5% of the outstanding voting securities of the Company; however, each has the right, upon his or her request, to vote the shares of the Company held by the trustee in his or her respective trust. Each of the beneficiaries has the right to vote approximately 5.52% of the outstanding votes of the stock of the Company by reason of each beneficiary's right to request a proxy to vote both Class A and Common Stock in his or her respective trust.

(3) The trust under the Last Will and Testament of William C. Sherman, deceased, provides for the payment of net income for life to Helen Margaret Hook Clarke, niece of William C. Sherman, deceased. The Trustee, The Fifth Third Bank ("Fifth Third"), has the sole voting and investment power for the securities in the testamentary trust. This trust shall be referred to as the "William C. Sherman Testamentary Trust".

(4) The trust created under the Agreement with William C. Sherman dated December 29, 1939, provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. Fifth Third has the sole voting and investment power for the securities in the trust. This trust shall be referred to as the "William C. Sherman Inter Vivos Trust". The William C. Sherman Testamentary Trust and the William C. Sherman Inter Vivos Trust shall be referred to collectively as the "William C. Sherman Trusts".

(5) Charles M. Royce may be deemed to be a controlling person of Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC"), and as such may be deemed to beneficially own the shares of Common Stock of The Standard Register Company beneficially owned by Quest (1,290,610 shares of Common Stock) and QMC (30,150 shares of Common Stock). Mr. Royce does not own any shares outside of Quest and QMC, and disclaims beneficial ownership of the shares held by Quest and QMC.

So far as is known to the Company, no other person as of February 23, 1996, owned beneficially more than 5% of any class of equity security of the Company.

4. SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Each director, nominee and executive officer listed on the compensation table and all current directors and executive officers as a group beneficially own securities of the Company as follows:

                                                                                                   PERCENT OF
                                                                                                    COMBINED
                                                                        NUMBER OF     PERCENT        VOTING
                               BENEFICIAL OWNER               CLASS      SHARES       OF CLASS       POWER
                     ----------------------------------------------------------------------------------------
                     ROY W. BEGLEY, JR.                      Common          500 (1)    0.002         0.001
                       Director
                     CRAIG J. BROWN                          Common       24,305        0.101         0.051
                       Sr. Vice President -
                       Administration, Treasurer & CFO
                     RALPH R. BURCHENAL                      Common        3,000        0.013         0.006
                       Director
                     F. DAVID CLARKE, III                    Common        6,776 (2)    0.028         0.014
                       Director                              Class A       5,096        0.108         0.054
                     JOHN K. DARRAGH                         Common       32,949        0.137         0.069
                       Director
                     PAUL H. GRANZOW (3)(4)                  Common       33,289        0.139         0.070
                       Director and Chairman of Board
                     PETER S. REDDING (5)                    Common       34,836        0.145         0.073
                       Director and President and
                       Chief Executive Officer
                     ANN SCAVULLO                            Common          300        0.001        0.0000
                       Nominee
                     JOHN J. SCHIFF, JR.                     Common       28,200        0.118         0.059
                       Director
                     CHARLES F. SHERMAN (3)                  Common      880,341 (6)    3.673         1.850
                       Director                              Class A     359,551 (6)    7.610         3.777
                     JOHN Q. SHERMAN, II                     Common          160        0.001         0.000
                       Director
                     JOSEPH V. SCHWAN                        Common       20,310 (7)    0.085         0.042
                       Sr. Vice President & General
                       Manager - Document Mgmt. Div.
                     HARRY A. SEIFERT, JR. (8)               Common       38,665 (9)    0.161         0.081
                       Vice President - Manufacturing -
                       Document Mgmt. Div.
                     MICHAEL SPAUL                           Common       24,717        0.103         0.052
                       Sr. Vice President & General
                       Manager - Communicolor Div.

                                                                                                   PERCENT OF
                                                                                                    COMBINED
                                                                        NUMBER OF     PERCENT        VOTING
                               BENEFICIAL OWNER               CLASS      SHARES       OF CLASS       POWER
                     ----------------------------------------------------------------------------------------
                     On February 23, 1996, the shares        Common     1,136,659       4.742         2.388
                       beneficially owned by all current     Class A     364,647        7.717         3.831
                       executive officers and directors
                       as a group (23 persons in group)

              ----------------------------------------------------

              (1) Roy W. Begley, Jr. and his wife Margaret Begley
                  own as joint tenants 500 shares of Common Stock of the Company. Mrs. Begley owns 130 shares of Common Stock of the Company as to which Mr. Begley disclaims beneficial ownership.

              (2) F. David Clarke, III and his wife, Loretta M.
                  Clarke, own as joint tenants 6,776 shares of Common Stock of the Company.

              (3) Paul H. Granzow, and Charles F. Sherman (along
                  with James L. Sherman) are trustees under the Last Will and Testament of John Q. Sherman. As such, the Trustees have the power to vote shares held by the trusts in the event that the beneficiaries of the trusts do not desire to exercise their right to vote the shares. The John Q. Sherman Trust owns, in trust, 2,516,856 shares of Class A Stock and 5,810,508 shares of Common Stock which in the aggregate represents 38.65% of the outstanding votes of the Company. The Trustees share the investment power with respect to Class A and Common Stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in the trusts.

              (4) Lana T. Granzow, the wife of Mr. Granzow, owns
                  1,220 shares of Common Stock of the Company. Mr. Granzow disclaims beneficial ownership of these shares of Common Stock.

              (5) Lorelei L. Redding, the wife of Peter S.
                  Redding, owns 250 shares of Common Stock of the Company. Mr. Redding disclaims beneficial ownership of these shares of Common Stock.

              (6) Charles F. Sherman is a beneficiary of the John
                  Q. Sherman Trust and as such has the right to vote 359,551 shares of Class A Stock and 830,073 shares of Common Stock of the Company. The Trustees have the investment power with respect to these shares.

              (7) Joseph V. Schwan and his wife, Charlann Schwan,
                  own as joint tenants 650 shares of Common Stock of the Company.

              (8) Harry A. Seifert, Jr. is custodian for shares
                  held under the Uniform Gift to Minors Act of Ohio on behalf of his children Heather L. Seifert and Harry A. Seifert, III, 1,200 shares for each.

              (9) Mr. Seifert and his wife, Joan Seifert, own as
                  joint tenants 1,950 shares of Common Stock of the Company.

C. Thomas Russell was elected an officer of the Company on July 20, 1995, effective August 14, 1995. He inadvertently failed to file Form 3, Initial Statement of Beneficial Ownership of Securities under Section 16 of the Securities Exchange Act of 1934 on a timely basis. A Form 3 was filed with the Securities and Exchange Commission on January 17, 1996.

                                   PROPOSALS

  The subjects to be considered at the Annual Meeting are as follows:

5. PROPOSAL 1 FIXING NUMBER OF DIRECTORS

  The Company presently has ten directors. The Board of Directors recommends fixing the number of directors to be elected at ten. The affirmative vote of the holders of the majority of the votes cast upon this proposal is required for approval.

6. PROPOSAL 2 ELECTION OF DIRECTORS

  The Board of Directors is nominating for election the ten persons hereinafter named, to be directors of the Company and to hold office until the next annual election or until their successors are elected and qualified.

  Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, if any of them is unavailable, the shares will be voted for substitute nominees as determined by the persons voting the proxies.

  Cumulative voting is permitted by the laws of Ohio in voting for the election of directors, if notice is given in writing by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting. If any shares may be voted cumulatively for the election of directors, each shareholder present at the Annual Meeting and the persons voting the proxies shall have full discretion and authority to cumulate such voting power as the shareholder or proxy possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as the shareholder or proxy sees fit.

  In the absence of cumulative voting, nominee's receiving the highest number of votes cast for the positions to be filled will be elected.

NOMINEES

  All nominees recommended by the Company for election were previously elected as Directors with the exceptions of Messrs. Rediker and Keeping and Ms. Scavullo. Information concerning each nominee follows:

                                                SERVED AS
            NAME                   AGE       DIRECTOR SINCE
----------------------------    ---------    ---------------
ROY W. BEGLEY, JR. *               40             1994

  Mr. Begley has been an Investment Officer with Key Trust Co. of Ohio, N.A. since 1995. Prior to that he was an Investment Executive of Society Investment, Inc. from April 1994, and an Investment Specialist with Provident Securities and Investments from August 1992 until April 1994. From 1987 until 1992, Mr. Begley was a Financial Consultant with Shearson-Lehman Brothers. He is a member of the Pension Advisory Committee of the Board of Directors.

F. DAVID CLARKE, III               39             1992

  Mr. Clarke has been Chairman of the Board of Directors of Clarke-Hook Corporation as well as its Vice President and General Counsel since December 1990. He is Chairman of the Compensation Committee and a member of the Pension Advisory Committee of the Board of Directors.

PAUL H. GRANZOW                    68             1966

  Mr. Granzow has been Chairman of the Board of Directors of the Company since January 1984. Prior to September 1992, he was Of Counsel with the law firm of Turner, Granzow & Hollenkamp. He is a co-trustee of the John Q. Sherman Trust. See "Voting Securities and Principal Holders Thereof." He is a Senior Vice-President and a director of The Weston Paper and Manufacturing Co.

GRAEME G. KEEPING                  54

  Mr. Keeping has been President of Information Resources Management Associates, a consulting firm since 1987.

PETER S. REDDING                   57             1992

  Mr. Redding was elected President & Chief Executive Officer of the Company effective December 17, 1994. Prior to December 1994, he served the Company in various executive, sales management and sales positions. Mr. Redding is a member of Society National Bank, Dayton Region Advisory Board. He is an ex-officio member of all committees of the Board of Directors except for the Audit Committee.

DENNIS L. REDIKER                  52             1995

  Mr. Rediker has been Chief Executive Officer of English China Clays, plc ("ECC plc") since 1996. From 1993 until 1996, Mr. Rediker was President and CEO of ECC International Inc. From 1989 until 1993, Mr. Rediker was President of Mead Coated Board Division of Mead Corporation Worldwide Operations. Mr. Rediker is also a Director of ECC plc. Mr. Rediker was appointed Director filing a vacancy occurring in 1995. He is a member of the Compensation Committee of the Board of Directors.

ANN SCAVULLO                       49

  Ms. Scavullo has been Vice President of Strategic Alliances and Joint Ventures of Avon Products, Inc. since 1995. Avon is a global direct seller of beauty and related products. From 1991 until 1995, she was Vice President of Investor Relations at Avon and from 1986 until 1991 she was Director of Investor Relations at Avon.

JOHN J. SCHIFF, JR.                52             1982

  Mr. Schiff has been Chairman of the Board of Directors of John J. and Thomas
R. Schiff & Co., Inc., an insurance agency for more than five years. He is Chairman of the Board of Directors of The Cincinnati Insurance Company and the Cincinnati Financial Corporation. He is a director of The Cinergy Corp., Fifth Third Bancorp, The Fifth Third Bank, and the Cincinnati Bengals, Inc. He is Chairman of the Audit Committee and a member of the Pension Advisory Committee of the Board of Directors.

CHARLES F. SHERMAN *               68             1992

  Mr. Sherman has had personal business interests in Ohio and Kentucky for over five years. He is a member of the Audit Committee of the Board of Directors.

JOHN Q. SHERMAN, II *              42             1994

  Mr. Sherman has been a Manufacturers' Representative for A. Rifkin Company, Wilkes-Barre, Pennsylvania since 1985. The company is a manufacturer of specialty security packaging. He is a member of the Compensation Committee of The Board of Directors.

* Roy W. Begley, Jr. and John Q. Sherman, II are first cousins, and are nephews of Charles F. Sherman.
--------------------------------------------------------------------------------

  The Board of Directors met six times 1995. All directors, except Mr. Schiff, attended at least 75% of Board of Directors and committee meetings of which they were members during 1995.

BOARD COMMITTEES

  The Company has a standing Audit Committee which held three meetings in 1995. Mr. Schiff is Chairman of the Committee. Messrs. Burchenal and C. Sherman are the other members. The Audit Committee is also responsible for reviewing the Company's corporate accounting, auditing and financial reporting practices. It also recommends the employment of independent public accountants and reviews the relationships between the Company and its outside accountants.

  The Compensation Committee held three meetings and took action in writing once in 1995. Mr. Clarke is Chairman of the Committee. Messrs. Burchenal, Rediker and
J. Sherman are the other members. The Compensation Committee formulates the Company's executive compensation program and determines executive compensation and incentives each year. It also administers the Company's Stock Option Plan.

  The Company does not have a Nominating Committee of the Board of Directors. The Board of Directors, which performs the function of a Nominating Committee, will consider nominees recommended by any shareholder which are submitted in writing by November 25, 1996.

BOARD COMPENSATION

  Non-officer members of the Board of Directors receive an annual fee of $20,000 plus an annual fee of $3,000 for serving on the Audit Committee and Compensation Committee, and $5,500 for serving on the Pension Advisory Committee of the Board of Directors. The chairmen of the Audit and Compensation Committees receive an additional annual fee of $1,000. The chairman of the Pension Advisory Committee receives an additional annual fee of $2,000. Each non-officer director is paid $1,000 for each Board of Directors' meeting attended. Officer members of the Board of Directors do not receive any fees for serving as members of the Board of Directors or as members of any committees.

  The Company has a supplemental retirement benefit agreement with Paul H. Granzow which provides that the Company will supplement his retirement benefits from the Qualified Retirement Plan to the extent necessary to provide him with annual retirement benefits equal to the greater of $150,000 or 50% of the average annual compensation paid to him for the five year period immediately preceding the year of his termination of employment with the Company.

7. PROPOSAL 3: ADOPTION OF THE STANDARD REGISTER COMPANY 1995 STOCK OPTION PLAN

  On October 19, 1995, the Board of Directors unanimously adopted a Stock Option Plan subject to shareholder approval. Under the Plan, options for 2,000,000 Common Shares may be granted to participants. The following is a summary of the Plan; the full text is set forth in Appendix A.

ADMINISTRATION

  The Compensation Committee of the Board of Directors administers the Plan. Subject to the express provisions of the Plan, the Committee has the authority to establish the terms and conditions of options agreements, which need not be uniform.

GRANTS

  The Plan provides for the issuance of incentive and nonqualified stock options. Options may be granted for varying periods of from one to ten years; however, employees who own 10% or more of the Company's outstanding Common Stock ("10% Owners") may be granted incentive stock options only for terms of five years or less. Options do not become exercisable until at least one year from the date of grant. The right to exercise options vests according to a schedule determined at the time of grant. The right to exercise grants is cumulative to the extent not utilized in prior periods. The Committee determines the exercise prices of all options, subject to the requirement that an incentive stock option must carry an exercise price at least equal to the market value of the Common Stock on the date of grant. In the case of 10% Owners, an incentive stock option may be granted only if the option price is at least 110% of the market value of the Common Stock on the day of grant.

TAX CONSEQUENCES

  There are no federal income tax consequences to either the Company or the recipient upon the grant or exercise of an incentive stock option. If a person sells or disposes of stock acquired upon the exercise of an incentive stock option within one year of the date of exercise or two years of the date of grant, the gain equal to the amount realized over the amount paid for the stock will be taxed as ordinary income. The Company will be entitled to an income tax deduction to the same extent. If the shares are held for more than one year following the date of exercise and two years from the date of grant, any gain realized will be taxed as a capital gain, in which case the Company will not be entitled to any deduction.

  There are no federal income tax consequences upon the grant of a nonqualified option. A person exercising a nonqualified stock option will recognize ordinary income to the extent of the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company will be entitled to a corresponding deduction. Upon any sale of that stock, the difference between the amount realized and the fair market value on the date of the exercise will be treated as a capital gain or loss.

EFFECT OF RECAPITALIZATIONS

  In the event of any changes in the outstanding Common Stock as a result of stock dividends, split ups, recapitalizations, combinations or exchanges, the number and class of shares of Common Stock authorized to be the subject of options under this Plan and the number and class of Common Stock and option price for each option which is outstanding, shall be correspondingly adjusted by the Committee. The

Committee may also make appropriate adjustments to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

  In the event of the dissolution, liquidation, merger, or other transaction in which the Company is not the surviving corporation or in which the outstanding Common Stock of the Company is converted into cash, other securities or other property, each outstanding option shall terminate on a date fixed by the Committee. The Committee must give no less than 20 days' written notice of the date of expiration to each holder of an option. Each holder has the right during that period following notice to exercise the vested portion of the option.

CURRENT PRICE

  On February 23, 1996, the closing price of the Company's Common Stock was $23.00 per share.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of shares of Common Stock voting or abstaining on the matter at the meeting is required to approve the Plan.

8. PROPOSAL 4: SELECTION OF AUDITORS

  Action will be taken by the shareholders with respect to the selection of auditors for the Company to serve for 1996. The Board of Directors recommends that the firm of Battelle & Battelle, PPL, Certified Public Accountants, who served as auditors last year, be retained.

  A representative of Battelle & Battelle is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions from shareholders.

  The affirmative vote of the holders of the majority of the votes cast is required to retain Battelle & Battelle as the Company auditors for the year 1996.

  The Board of Directors does not intend to present any other proposals for action by the shareholders at the Annual Meeting and has not been informed that any other person or persons intend to present any other proposal for action by shareholders at the Annual Meeting. If any other matters come before the Annual Meeting, the persons voting the proxies will vote the shares they are authorized to vote on the proposals or matters in their best judgment.

                             EXECUTIVE COMPENSATION

9. EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

THE COMMITTEE

  The Compensation Committee has the overall responsibility for determining specific compensation levels for executive officers and bonuses for executive officers and key management personnel subject to approval of the full Board of Directors. The Company's stock option plan is administered by the Compensation Committee.

  The Committee's goal is to establish an executive compensation program that enhances the Company's overall fundamental objective of providing value for its shareholders. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable the Company to attract and retain executives with the highest qualifications and by tying executive pay to overall corporation performance. The compensation system developed over the years by the Company is designed so that a relatively high percentage of all compensation is incentive-based. In addition, the Company's Stock and Stock Option Plans are designed to tie a portion of the executives' compensation to the market performance of the Company's stock.

  During 1995 the Committee reviewed the compensation of the Company's executive officers, including those listed in the Summary Compensation Table. The Committee also developed a Stock Option Plan set forth in Proposal 3 above for executive officers and key management personnel.

  No executive officer earned compensation, not otherwise excluded from the Internal Revenue Code Section 162(m) limitation on deductibility, in excess of $1 million in 1995. All of Mr. Redding's compensation was deductible since the portion in excess of $1 million was incentive based.

BASE COMPENSATION

  In determining its recommendations to the Board of Directors for executive officer salaries, the Committee assigned each executive position, including the President and Chief Executive Officer position, a salary range that defined a minimum, midpoint and maximum salary commensurate with the responsibilities of the job, as determined by compensation guidelines and competitive information provided to the Committee by an independent compensation consultant. The ranges were adjusted to reflect changes in the competitive business climate from the prior year. Executive officer salaries were targeted at the midpoint of the range for that position. Factors that determined the salary within the range included objective performance and level of experience. Each executive officer's performance was judged on both a subjective and objective basis, the latter measured against specific, personal objectives agreed upon at the outset of the year by the executive and the President and CEO. Merit salary increases were awarded on the basis of each executive officer's performance rating.

  Mr. Redding's salary as President and CEO was determined in the same manner as all other executive officers of the Company except that his performance was judged on a subjective basis by the Board of Directors. His salary was not determined by specific performance measures.

  After reviewing the determinations of the Compensation Committee, the Board of Directors adopted them as its own and implemented the salary levels recommended. This process resulted in the base salaries shown in the Summary Compensation Table.

INCENTIVE COMPENSATION

  All bonuses were determined by specific performance measures provided in the incentive plans discussed below. The Company's incentive-based bonus plans took total compensation levels to the third quartile (50%-75%) of compensation for similar positions within the industry. The Company's executive officers' bonuses were established by the Company's Incentive Plan and the Company's Stock Plan which were originally approved by the Company's shareholders in 1976 and 1978, respectively. Neither the Compensation Committee nor the Board of Directors determines the bonuses which are paid to the Company's executive officers as the bonus amounts are predetermined under the Incentive Plan and Stock Plan formulae.

  The Incentive Plan requires the Company annually to provide 3% of the pre-federal income tax profit of the Company as an incentive ("Incentive Reserve") to and for the benefit of all executive officers and Corporate and Document Management Division headquarters' employees. Each person shares pro-rata in the bonus pool, determined by their targeted participation level and their salary. Each executive officer's targeted participation is equivalent to 50% of their salary. If the bonus pool exceeds the amount required to pay each person their full targeted participation, the excess amount is allocated pro-rata among the management participants, including executive officers, with payment deferred until after age 65. The maximum amount that may be deferred is equivalent to their targeted participation level, 50% in the case of executive officers.

  The Stock Plan requires the Company annually to provide an amount equal to the lesser of (i) 4% of the Company's annual pre-federal income tax profit in excess of the Company's 1976 pre-federal income tax profit or (ii) 4% of the Company's annual pre-federal income tax profit in excess of 31.5% of the Company's pre-federal income tax profit for the immediately preceding fiscal year as an incentive ("Stock Reserve") to all officers of the Company. The relative participation of each executive officer in the Stock Plan is in proportion to the executive officer's annual salary with payment made fifty percent (50%) in cash and fifty percent (50%) in Common Stock of the Company.

  Pre-federal income tax profit means the Company's net income as reported to the Company's shareholders, plus (i) federal income tax expense, (ii) the Incentive Reserve, and (iii) the Stock Reserve exclusive of any extraordinary items, if any, as verified by the Company's independent Certified Public Accountants.

  The Incentive Plan and Stock Plan effectively tie a major portion of each executive officer's compensation to corporate profit performance. The Stock Plan has the added feature of placing fully-valued Company stock in the hands of executive officers, creating the opportunity for capital gains from higher stock prices produced by improving the Company's performance. Both Plans are administered by the Board of Directors. The Board does not have the discretion to readjust or waive the formulae.

  These formulae resulted in the bonuses shown in the Summary Compensation
Table.

STOCK OPTION PLAN

  Stock options also represent a performance-based component of the Company's compensation plan. The Committee wants to provide an incentive to management to increase the value of the Company's stock over the long term. To that end, to reward past performance and to motivate future performance, stock options were granted to all executive officers and certain key management personnel under the proposed Stock Option Plan ("Plan"), subject, however, to its approval by shareholders. The purpose of the Plan is to encourage participants to maintain a long term stock ownership position in the Company in order that their interests are aligned with those of the shareholders. The Committee determines participants in the Plan, the timing of option grants, the numbers of shares granted, vesting schedules, option prices and duration and other terms of the options.

  All of the executives named in the Summary Compensation Table were granted options during 1995 under the proposed Stock Option Plan. Options granted to executive officers in 1995 can be found in the Option Grants Tables.

THE COMPENSATION COMMITTEE:

F. David Clarke, III (Chairman)
Ralph R. Burchenal
Dennis L. Rediker
John Q. Sherman, II

10. SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                                                                             ALL OTHER
                                                                          COMPENSATION ($)
                                                                                (2)
                                              ANNUAL COMPENSATION ($)     ----------------
                                              -----------------------
     NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS (1)
------------------------------------------------------------------------------------------
PETER S. REDDING                     1995     $315,000      $837,507            $924
President & Chief                    1994      274,000       447,607             924
Executive Officer                    1993      224,000       429,089(3)          899
JOSEPH V. SCHWAN                     1995      191,500       509,151             924
Sr. Vice President &                 1994      168,000       274,445             924
General Manager -- Document          1993      160,700       275,450             899
Management Division
MICHAEL SPAUL                        1995      148,000       393,496             924
Sr. Vice President &                 1994      140,000       228,705             924
General Manager --                   1993      132,000       271,395(3)          899
COMMUNICOLOR
HARRY A. SEIFERT, JR.                1995      144,700       384,721             924
Vice President -- Manufacturing,     1994      138,700       226,580             924
Document Management Division         1993      133,400       266,271(3)          899
CRAIG J. BROWN                       1995      130,000       345,638             924
Sr. Vice President --                1994      120,000       196,032             924
Administration, Treasurer            1993      109,000       224,447(3)          899
& Chief Financial Officer
------------------------------------------------------------------------------------------

  (1) Includes the following: (a) The cash incentive earned by the officers pursuant to the Company's Stock Incentive Plan ("Stock Plan"); (b) The market value of the shares of Common Stock of the Company as of December 31, of 1993 ($20.75 per share) and 1994 ($17.50 per share) and 1995 ($20.125 per share)
earned by the officers pursuant to the Stock Plan; (c) The cash incentive earned by the officers pursuant to the Company's Key Employees Incentive Plan ("Incentive Plan"); and (d) includes amount earned under the Incentive Plan, in excess of the 50% annual base salary target level, with payment deferred until normal retirement or earlier termination date. The cash and stock incentives listed in (a), (b) and (c) above were earned by the Company officers in 1993, 1994 and 1995 but were paid in the following years pursuant to the Incentive and Stock Plans.

  (2) Includes the Company's matching contributions under The Standard Register Employees Savings Plan (the "Savings Plan") pursuant to Section 401(k) of the Internal Revenue Code. The Savings Plan provides that the Company may make an annual matching contribution for each participant in an amount up to ten percent (10%) of each participant's contribution; provided, however, the Company's matching contribution for each participant shall in no event exceed .6% of the participant's eligible compensation. Employee contributions to the Savings Plan are fully vested. The Company's matching contribution vests after five years of Company service.

  (3) Includes the cash incentive earned by the Company officers pursuant to an Officer Supplemental Bonus Plan (the "Supplemental Plan") adopted on December 13, 1990 by the Board of Directors as an incentive and reward to officers for extraordinary effort in restructuring the Company's operations with the objective of increasing the annual pre-federal income tax earnings of the Company from January 1, 1991 to December 31, 1993. The Supplemental Plan provided that the Company's officers would earn as a group a cash bonus equal to 1% of the total aggregate increase in the Company's pre-federal income tax earnings attained during the Company's 1991, 1992 and 1993 fiscal years in excess of $150,000,000 but below $208,800,000, plus 6% of the amount in excess of $208,800,000.

11. RETIREMENT PLANS

  The Stanreco Retirement Plan (the "Stanreco Plan") is a Pension Benefit Guarantee Corporation insured plan and provides for retirement benefits based on the average compensation for the highest five years of total plan participation. The Stanreco Plan is funded, in part, by contributions by the Stanreco Plan participants. The annual contributions by the Company are computed on an actuarial basis. The Company's annual contribution to the Stanreco Plan with respect to an individual person is not and cannot readily be separately calculated by the Stanreco Plan actuaries. In 1995, the Company's contribution to the Stanreco Plan amounted to 2.8% of the total remuneration of the participants in the Stanreco Plan. All forms of remuneration, excluding overtime and shift differential, are included in the benefit calculation.

  The Company has a non-qualified retirement plan known as The Standard Register Company Non-Qualified Retirement Plan ("Non-Qualified Plan"). Benefits under the Non-Qualified Plan are determined by the same formula used in the Stanreco Plan. The Non-Qualified Plan is supplemental to the Stanreco Plan in that it provides retirement benefits which would have been payable from the Stanreco Plan but for the limits imposed by the Tax Reform Act of 1986. The Company does not currently fund or contribute to the Non-Qualified Plan but does accrue for projected benefit expense annually.

  The Company also has an Officers' Supplemental Non-Qualified Plan ("Supplemental Non-Qualified Plan). This Supplemental Non-Qualified Plan pays retirement benefits in addition to the Stanreco Plan and Non-Qualified Plan based on the number of years of credited service as an officer in excess of five years.

  For an officer, the sum of annual benefits earned under the Stanreco Plan, Non-Qualified Plan and Supplemental Non-Qualified Plan is subject to a limit of 50% of the average of the highest five years of compensation.

12. RETIREMENT PLAN TABLES 1, 2 AND 3

  Table 1 shows the estimated annual retirement benefits payable from the Stanreco Plan and the Non-Qualified Plan to the Company's employees in specified remuneration and years of service. Part of the estimated annual benefits include the return of and earnings on contributions made by the employees. Table 2 shows the estimated annual retirement benefits payable from the Supplemental Non-Qualified Plan to officers based on remuneration and years of officer service (in excess of five years). An officer's annual retirement benefit is equal to the lesser of the sum of the benefits from Tables 1 and 2 or 50% of the average of the highest five (5) years of compensation.

TABLE 1

  AVERAGE OF FIVE                                           YEARS OF CREDITED SERVICE
  HIGHEST YEARS OF     ----------------------------------------------------------------------------------------------------
    COMPENSATION           1            5           10           15           20           25           30           35
  ----------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
        200,000            2,600       13,000       26,000       39,000       52,000       65,000       78,000       91,000
        300,000            3,900       19,500       39,000       58,500       78,000       97,500      117,000      136,500
        400,000            5,200       26,000       52,000       78,000      104,000      130,000      156,000      182,000
        500,000            6,500       32,500       65,000       97,500      130,000      162,500      195,000      227,500
        600,000            7,800       39,000       78,000      117,000      156,000      195,000      234,000      273,000

TABLE 2

  AVERAGE OF FIVE        YEARS OF OFFICER SERVICE IN EXCESS OF FIVE
  HIGHEST YEARS OF     -----------------------------------------------
    COMPENSATION          1            5           10           11
  ----------------     --------    ---------    ---------    ---------
        200,000           6,100       30,500       61,000       67,100
        300,000           9,150       45,750       91,500      100,650
        400,000          12,200       61,000      122,000      134,200
        500,000          15,250       76,250      152,500      167,750
        600,000          18,300       91,500      183,000      201,300

  Estimated annual benefits are based upon the assumption that the employee remains in the service of the Company until age 62, at which age the employee qualifies for the maximum retirement benefit. Retirement prior to age 62 will result in actuarially reduced benefits. The estimated annual benefits are taxable income but are not subject to any deduction for social security benefits. No additional benefit can be earned from the Supplemental Non-Qualified Plan after the sixteenth year of officer service.

  The table below shows the average of the highest five years of total compensation and the years of service and officer service for each person listed in the Summary Compensation Table.

TABLE 3

                         AVERAGE OF
                      THE HIGHEST FIVE      YEARS OF     YEARS OF
                          YEARS OF          CREDITED     OFFICER
      NAME           TOTAL COMPENSATION     SERVICE      SERVICE
-----------------    ------------------     --------     --------
Peter S. Redding          $580,858             28           14
Joseph V. Schwan          $311,939              3            4
Michael Spaul             $310,927             12            5
Harry A. Seifert          $326,478             29            9
Craig J. Brown            $276,394             21            9

13. STOCK OPTION TABLES

  Option grants for fiscal 1995 for the Executive Officers named in the Compensation Table are as follows:

                        OPTION GRANTS DURING FISCAL 1995

                                                                                                  POTENTIAL REALIZABLE
                                                                                                          VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                     INDIVIDUAL GRANTS                                               OF STOCK PRICE
-------------------------------------------------------------------------------------------           APPRECIATION
                       NUMBER OF      % OF TOTAL OPTIONS                                             FOR OPTION TERM
                        OPTIONS      GRANTED TO EMPLOYEES     EXERCISE PRICE     EXPIRATION     -------------------------
       NAME             GRANTED         IN FISCAL YEAR         (PER SHARE)          DATE           5%             10%
-------------------    ---------     --------------------     --------------     ----------     --------       ----------
Peter S. Redding         70,000              12.7%               $ 20.125          12/28/05     $885,955       $2,245,185
Joseph V. Schwan         25,000               4.5%                 20.125          12/28/05      316,415          801,850
Michael Spaul            25,000               4.5%                 20.125          12/28/05      316,415          801,850
Harry A. Seifert         15,000               2.7%                 20.125          12/28/05      189,850          481,100
Craig J. Brown           25,000               4.5%                 20.125          12/28/05      316,415          801,850

  Options exercised in fiscal 1995 for the Executive Officers named in the Compensation Table are as follows:

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                 YEAR ("FY") AND FISCAL YEAR-END OPTION VALUES

                                                                                              VALUE OF
                                                          NUMBER OF UNEXERCISED       UNEXERCISED IN-THE-MONEY
                       SHARES ACQUIRED      VALUE           OPTIONS AT FY-END             OPTIONS AT FY-END
       NAME              ON EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------    ---------------     --------     -------------------------     -------------------------
Peter S. Redding              0                0                 0/70,000                        0/0
Joseph V. Schwan              0                0                 0/25,000                        0/0
Michael Spaul                 0                0                 0/25,000                        0/0
Harry A. Seifert              0                0                 0/15,000                        0/0
Craig J. Brown                0                0                 0/25,000                        0/0

14. NAMED EXECUTIVE OFFICERS

  Information concerning each of the Named Executive Officers who are not nominees for election as directors is as follows:

                                                SERVED AS
            NAME                   AGE       DIRECTOR SINCE
----------------------------    ---------    ---------------
CRAIG J. BROWN                     46             1987

  Mr. Brown has been Senior Vice President-Administration, Treasurer and Chief Financial Officer since March 1995. From January 1993 through February 1995 he was Vice President-Finance, Treasurer and Chief Financial Officer. Prior to 1993, he served the Company in various executive and financial positions.

JOSEPH V. SCHWAN                   59             1991

  Mr. Schwan has been Senior Vice President and General Manager-Document Management Division since March 1995. From August 1991 through February 1995 he was Vice President-Forms Sales & Marketing. From approximately January 1990 through July 1991, Mr. Schwan was Vice President and Chief Operating Officer of Rittenhouse Paper. Mr. Schwan is a member of the Board of Directors of Hach Company in Loveland, Colorado, a producer of instrumentation and chemicals for analysis for the food and water industries.

HARRY A. SEIFERT                   58             1987

  Mr. Seifert has been Vice President-Manufacturing, Document Management Division, since 1987.

MICHAEL SPAUL                      48             1991

  Mr. Spaul has been Senior Vice President and General Manager - COMMUNICOLOR Division since March 1, 1995. From 1989 through February 1995 he was Vice President and General Manager - COMMUNICOLOR Division.

                             CORPORATE PERFORMANCE

15. PERFORMANCE GRAPH

  The following graph presents the total return to shareholders, assuming the reinvestment of dividends, of an investment in the Company's Common stock on December 31, 1990. A comparison to an industry peer group and a NASDAQ stock index is also provided.

  The Company has added companies to its peer group, displaying both the prior and current groups in the graph below. In addition to Moore Corporation, Ltd. and Duplex Products, Inc., which were included in prior graphs, The Reynolds + Reynolds Company, Wallace Computer Sciences, Inc. and the Company have been added. Management believes that this expanded peer group better reflects the Company's current mix of products and services.

       Measurement Period              Standard                                            Previous Peer
      (Fiscal Year Covered)            Register        NASDAQ Index     New Peer Group         Group
1990                                           1.00              1.00              1.00              1.00
1991                                           1.40              1.61              1.19              0.98
1992                                           1.87              1.87              1.44              0.83
1993                                           2.23              2.15              2.19              0.98
1994                                           1.95              2.10              2.76              1.00
1995                                           2.32              2.96              4.53              1.04

                                 OTHER MATTERS

16. SOLICITATION EXPENSES

  The expenses soliciting proxies and the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries will be paid by the Company.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       REBECCA H. APPENZELLER
                                       Secretary

                                       Dayton, Ohio

                                                                      APPENDIX A

                         THE STANDARD REGISTER COMPANY
                                      1995
                               STOCK OPTION PLAN

                                   ARTICLE 1

                                   OBJECTIVES

  The Standard Register Company, an Ohio corporation, has established this Stock Option Plan effective October 19, 1995 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Standard Register's objectives and to encourage ownership of Standard Register Common Stock by employees.

                                   ARTICLE 2

                                  DEFINITIONS

  For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

        A. "Code" means the Internal Revenue Code of 1986.

        B. The "Company" means The Standard Register Company and any subsidiary of The Standard Register Company, as the term "subsidiary" is defined in
    Section 424(f) of the Code.

        C. "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

        D. "Date of Grant" means the date on which the Committee makes an award of an Option.

        E. "Eligible Employee" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

        F. "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading day prior to a specified date or, if no last sales price is reported, the average of the closing bid and asked prices for a Share on a specified date. If no sale has been made on the specified date, then prices on the last preceding day on which any such sale shall have been made shall be used in determining Fair Market Value under either method prescribed in the previous sentence.

        G. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

        H. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

        I. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

        J. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

        K. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        L. "Plan" means this 1995 Stock Option Plan as it may be amended from time to time.

        M. "Share" means one share of the Common Stock, $1.00 par value, of the Company.

                                   ARTICLE 3

                                 ADMINISTRATION

  3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company. The Committee shall be comprised solely of three or more directors each of whom shall be (i) a "disinterested person" as defined under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Internal Revenue Code ("Section 162(m)").

  Actions shall be taken by a majority of the Committee.

  3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

        A. Determine which Eligible Employees shall be granted Options;

        B. Determine the number of Shares which may be subject to each Option;

        C. Determine the Option Price;

        D. Determine the term of each Option;

        E. Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

        F. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

        G. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

  3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

  3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                   ARTICLE 4

                             SHARES SUBJECT TO PLAN

  4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 2,000,000 Shares in the aggregate. Except as provided in
Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

  4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of the Company is 100,000. If an Option is cancelled by mutual agreement, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced by mutual agreement, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                   ARTICLE 5

                              GRANTING OF OPTIONS

  Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to October 18, 2005, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6

                                TERMS OF OPTIONS

  6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. The Committee shall establish exercise schedules and impose other conditions upon exercise for particular Options or groups of Options at the time of grant. Rights of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided herein.

  6.2 The holder of an Option must remain continuously in the service of the Company as an employee for a period of at least twelve months. Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                                   ARTICLE 7

                              EXERCISE OF OPTIONS

  Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE 8

                            PAYMENT OF OPTION PRICE

  8.1 Payment of the Option Price may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value on the date of tender.

  8.2 Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

                                   ARTICLE 9

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

  9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

  9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

        A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of
    (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

           (i) The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

           (ii) The term of the Option shall not be greater than five years from the Date of Grant.

        B. The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

  9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                           TRANSFERABILITY OF OPTION

  During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

                                   ARTICLE 11

                             TERMINATION OF OPTIONS

  11.1 An Option will terminate as follows:

        A. Upon exercise or expiration by its terms.

        B. Except as provided in Subsection 11.1.C, upon termination of employment for reasons other than cause, the then exercisable portion of any Option will terminate on the 60th day after the date of termination. The portion not then exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

        C. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company, or within 60 days after termination of employment for reasons other than cause, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time within one year after the date of termination of employment of such Eligible Employee, by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

        D. Options shall terminate immediately if employment is terminated for cause. Cause is defined as including, but not limited to, theft of or intentional damage to Company property, intentional harm to the Company's reputation, material breach of the optionee's duty of fidelity to the Company, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Company policy, or trading in shares for personal gain based on knowledge of the Company's activities or results when such information is not available to the general public.

        E. If an Eligible Employee holding an Option violates any terms of any written employment or noncompetition agreement between the Company and the Eligible Employee, all existing options held by such Employee will terminate. In addition, if at the time of such violation the Employee has exercised Options but has not received certificates for the shares to be issued, the Company may void the Option and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

  11.2 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

  12.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, splitups, recapitalizations, combinations of Shares or exchanges of Shares, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each Option and each outstanding Option covered by the Plan shall be correspondingly adjusted by the Committee.

  12.2 The Committee may make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

  12.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice. The Committee, in its sole discretion, may provide that Options in such circumstances may be exercised to an extent greater than the number of shares for which they were exercisable at the time of such a notice.

  12.4 All outstanding Options shall become immediately exercisable in full if a change in control of the Company occurs. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if any "person," as such term is used in Sections 13(d) and 14(d) of the Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a trustee under the John Q. Sherman Testamentary Trust or the William C. Sherman Testamentary Trust or the William
C. Sherman Intervivos Trust dated December 29, 1939, becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities.

                                   ARTICLE 13

                               OPTION AGREEMENTS

  13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

  13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 14

                      AMENDMENT OR DISCONTINUANCE OF PLAN

  14.1 The Board of Directors of the Company may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors of the Company shall, without further approval of the shareholders of the Company:

        A. Change the definition of Eligible Employees;

        B. Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan.

        C. Cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m) of the Code, or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

  14.2 No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                   ARTICLE 15

                                 EFFECTIVE DATE

  This Plan shall become effective as of October 19, 1995, having been adopted by the Board of Directors of the Company on such date subject to approval by the affirmative vote of the holders of a majority of the shares of Capital Stock of the Company voting on the issue, and all Options granted prior to such approval are expressly conditioned upon such approval being received. If shareholder approval is not received, within 12 months of the effective date, Options granted pursuant to this Plan shall be null and void.

                                   ARTICLE 16

                                 MISCELLANEOUS

  16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

  16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

  16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date.

                            THE STANDARD REGISTER COMPANY
PROXY            PROXY FOR ANNUAL SHAREHOLDERS' MEETING, APRIL 17, 1996
              THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

 KNOW ALL MEN BY THESE PRESENTS That the undersigned, a shareholder of The Standard Register Company ("Company") hereby appoints PETER S. REDDING, PAUL H. GRANZOW and CHARLES F. SHERMAN ("Appointed Proxies"), each with full power to substitute or act alone, to vote (the action of a majority of those present to control) with repect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held April 17, 1996 and any adjournments thereof, upon the following:

(1) PROPOSAL TO FIX AND DETERMINE THE NUMBER OF DIRECTORS TO BE TEN
           /  / FOR      /  / AGAINST      /  / ABSTAIN

(2) ELECTION OF DIRECTORS
    A vote FOR includes discretionary authority (i) to cumulate votes selectively among the nominees and (ii) to vote for a substitute nominee if any of the nominees listed becomes unable or unwilling to serve.

    /  / FOR all nominees listed below          /  / WITHHOLD AUTHORITY
         (except as marked to the contrary           to vote for all nominees
          below)                                     listed below
    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:
                 Roy W. Begley, Jr., P. David Clarke, III, Paul H. Granzow, Graeme G. Keeping, Peter S. Redding, Dennis L Rediker, Ann Scavullo, John J. Schiff, Jr., Charles F. Sherman, John Q. Sherman, II

(3) PROPOSAL FOR ADOPTION OF THE STANDARD REGISTER COMPANY 1995 STOCK OPTION
    PLAN
           /  / FOR      /  / AGAINST      /  / ABSTAIN

(4) PROPOSAL TO APPROVE BATTELLE & BATTELLE, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.
           /  / FOR      /  / AGAINST      /  / ABSTAIN

                            (Continued and to be signed on reverse side)



(5) According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof.
    The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those described above.

THE APPOINTED PROXIES WILL VOTE FOR EACH OF THE MATTERS SET FORTH ABOVE AT PARAGRAPHS (1), (2), (3) AND (4) WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ABOVE, IN WHICH CASE THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

IMPORTANT: Signature should agree with name on this proxy. Executors, administrators, trustees, etc., should so indicate when signing.



                                                 ------------------------------
                                                            Signature

                                                 ------------------------------
                                                            Signature

                                                 Date:
                                                      --------------------,1996



    PLEASE FILL IN, SIGN AND RETURN THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.